Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Greners.com, Inc.

Healdsburg, California

We have audited the accompanying balance sheets of Greners.com, Inc. as of December 31, 2011 and 2010, and the related statements of operations, statement of changes in stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that we considered appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greners.com, Inc. as of December 31, 2011 and 2010, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has experienced recurring operating losses and negative operating cash flows for the years ended December 31, 2011 and 2010, and has financed its working capital requirements through issuance of notes payable and advances from a related party. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

October 31, 2012

Newport Beach, California

Greners.com, Inc.

Balance Sheets

	June 30,	December 31,	December 31,
	2012	2011	2010
ASSETS		(unaudited)

Current Assets
Cash	$38,875	$48,987	$55,106
Deposit	5,000	5,000	5,000
Inventories	99,667	166,344	195,653

Total current assets	143,542	220,331	255,759

Total Assets	$143,542	$220,331	$255,759

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$120,081	$153,898	$128,540
Accrued liabilities	2,835	10,381	27,940
Accrued liabilities - related party	97,225	120,214	70,297

Total current liabilities	220,141	284,493	226,777

Commitments and contingencies	—	—	—

Stockholders’ Equity (Deficit)
Common stock, no par value, 75,000 shares authorized; 2,000 shares issued and outstanding at June 30, 2012, December 31, 2011 and 2010 (1)	137,655	91,214	39,003
Accumulated deficit	(214,254)	(155,376)	(10,021)
Total stockholders' equity (deficit)	(76,599)	(64,162)	28,982

Total Liabilities and Stockholders' Equity (Deficit)	$143,542	$220,331	$255,759

See accompanying notes to these financial statements.

Greners.com, Inc.

Statements of Operations

	For the Year Ended		For the Six Months Ended
	December 31,	December 30,	June 30,	June 30,
	2011	2010	2012	2011
			(unaudited)	(unaudited)
Revenue, net	$3,025,655	$1,959,602	$1,222,406	$1,673,197

Cost of goods sold	2,516,534	1,629,199	963,511	1,327,047

Gross profit	509,121	330,403	258,895	346,150

General and administrative expenses	653,747	365,265	316,643	288,859

Income / (loss) from operations	(144,626)	(34,862)	(57,748)	57,291

Interest expense	729	—	1,130	461

Net income (loss)	$(145,355)	$(34,862)	$(58,878)	$56,830

Net loss per share of common stock	(72.68)	(17.43)	(29.44)	28.42
Weighted average shares outstanding (1)	2,000	2,000	2,000	2,000
See accompanying notes to these financial statements.

1) All common stock shown is retroactively restated for the effect of the LLC to Corporation conversion.

Greners.com, Inc.
Statement of Changes in Stockholders’ Equity (Deficit)
For the Years Ended December 31, 2011 and 2010 and the Six Months
Ended June 30, 2012 (Unaudited)

		Accumulated
	Common Stock (1)	Deficit	Total

Balance, December 31, 2009	$28,661	$24,841	$53,502

Contributions	10,342	—	10,342

Net loss	—	(34,862)	(34,862)

Balance, December 31, 2010	39,003	(10,021)	28,982

Contributions	52,211	—	52,211

Net loss	—	(145,355)	(145,355)

Balance, December 31, 2011	91,214	(155,376)	(64,162)

Contributions	46,441	—	46,441

Net loss	—	(58,878)	(58,878)

Balance, June 30, 2012 (unaudited)	$137,655	$(214,254)	$(76,599)

See accompanying notes to these financial statements.

1) All common stock shown is retroactively restated for the effect of the LLC to Corporation conversion.

Greners.com, Inc.

Statements of Cash Flows

	For the Year Ended		For the Six months Ended
	December 31,	December 31,	June 30,	June 30,
Operating Activities:			2011	2010	2012	2011
			(unaudited)	(unaudited)
Net income (loss)	$(145,356)	$(34,862)	$(58,878)	$56,830

Changes in operating assets and liabilities:
Inventories	29,309	(110,789)	66,677	(56,563)
Deposit	—	(5,000)	—	—
Accounts payable	25,358	92,586	(25,222)	(16,732)
Accrued liabilities – related party	49,917	38,001	(22,989)	27,487
Accrued liabilities	(17,559)	28,530	(7,546)	(27,940)

Net cash provided by / (used) in operating activities	(58,331)	8,466	(47,958)	(16,918)

Investing Activities:

Net cash used in investing activities	—	—	—	—

Financing Activities:
Capital contribution	52,212	10,344	37,846	2,513

Net cash provided by financing activities	52,212	10,344	37,846	2,513

Net increase (decrease) in cash	(6,119)	18,810	(10,112)	(14,405)

Cash, Beginning of Period	55,106	36,296	48,987	55,106

Cash, End of Period	$48,987	$55,106	$38,875	$40,701

Supplemental disclosure of cash flow information
Taxes paid	$7,688	$854	$990	$6,800

Greners.com, Inc.

NOTES TO FINANCIAL STATEMENTS

For the Years Ended December 31, 2011 and 2010 and for the six months ended June 30, 2012 and 2011 (unaudited)

NOTE 1 – DESCRIPTION OF THE BUSINESS

Greners.com, Inc.

Greners.com, Inc. (the “Company” or “Greners”) was originally formed as a Greners.com, LLC a California limited liability corporation on February 4, 2009 and filed an Articles of Conversion in Nevada on December 13, 2010 to change from a California LLC to a Nevada corporation. The Company owns and operates in the ecommerce retail sales business. Their main products are a variety of growing supplies for indoor and outdoor gardens.

Asset Purchase Agreement

On July 23, 2012, GrowLife, Inc. (“GrowLife”) completed the purchase of substantially all of the assets (the “Assets”) of Donna Klauenburch and Tao Klauenburch (“Tao”), owners of the Company (collectively, “Greners”), related to the online retail business currently operated by Greners, pursuant to the terms of an Asset Purchase Agreement entered into by the parties on July 23, 2012 (the “Asset Purchase Agreement”). The Assets included finished goods, materials and supplies, contract rights, trademarks, domain names and implemented and operational components of software. In addition, the GrowLife assumed certain of Greners’ liabilities which included Greners’ liabilities and obligations under its contracts and all express and implied warranties related to any materials supplied by Greners prior to the closing date.

In consideration for the Assets, the GrowLife agreed to pay to Greners an aggregate of $450,000. Of the purchase price, $250,000 was paid in cash on the closing date and the remaining portion of the purchase price was paid in the form of a Secured Promissory Note (the “Note”) issued by Growlife to Greners in the original principal amount of $200,000.

Secured Promissory Note and Security Agreement

In accordance with the Asset Purchase Agreement, on July 23, 2012, GrowLife issued the Note to Greners. The original principal amount of the Note is $200,000 and pays 7% interest per annum. The Note is payable in installments of principal and interest in the amount of $52,206 on each of October 23, 2012, January 23, 2013, April 23, 2013 and July 23, 2013. The remaining outstanding principal balance and unpaid accrued interest is due and payable on July 23, 2013. If there is an uncured event of default, Greners may declare the entire principal and accrued interest amount immediately due and payable. Interest shall accrue on any principal amount past due at the rate equal to the lower of 10% per annum and the maximum amount allowed by law.

On July 23, 2012, GrowLife also entered into a Security Agreement (the “Security Agreement”) with Greners, pursuant to which, all of the GrowLife’s obligations under the Note were secured by first priority security interests in all of the GrowLife’s assets, including intellectual property. Upon an event of default under the Note or the Security Agreement, Greners may be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under California law.

Interim Results

The financial statements at June 30, 2012 and for the six months periods ended June 30, 2012 and 2011 are unaudited, but include all adjustments, consisting of normal recurring entries, which our management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. The Company’s operating results will fluctuate for the foreseeable future. Therefore, period-to-period comparisons should not be relied upon as predictive of our operation results in future periods.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities. For the year ended December 31, 2011, the Company incurred a net loss of $145,356. The Company has experienced recurring operating losses and negative operating cash flows since inception, and has financed its working capital requirements during this period primarily through the recurring issuance of notes payable and advances from a related party. These facts indicate that the Company might not be able to continue as a going concern.

Successful completion of the Company’s development programs and its transition to attaining profitable operations is dependent upon obtaining additional financing. The Company does not have sufficient resources to fund its operations for the next twelve months. Accordingly, the Company needs to raise additional funds in order to satisfy its future working capital requirements.

Continued negative cash flows and lack of liquidity create significant uncertainty about the Company’s ability to fully implement its operating plan, as a result of which the Company may have to reduce the scope of its planned operations. If cash resources are insufficient to satisfy the Company’s liquidity requirements, the Company would be required to scale back or discontinue its operations.

The Company continues to seek additional capital to fund its operations in the short to medium term and believes that such capital, when combined with revenues expected from increased product shipments will be sufficient to sustain the Company’s operations for the next six months. There can be no guaranty that we will be able to consummate additional financing transactions of that financing will be available to us on acceptable terms.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representation of our management, who are responsible for their integrity and objectivity.

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

Use of Estimates

In preparing these financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Cash

The Company places its cash with high credit quality financial institutions but retains a certain amount of exposure as cash is held primarily with two financial institutions and deposits are only insured up to the Federal Deposit Insurance Corporation limit of $250,000. The Company maintains its cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk.

Inventories

Inventories are stated at the lower of cost or market and are accounted for on a weighted average method. The Company did not record any reserves for obsolete inventory for the years ended December 31, 2011, or 2010 or for the six months ended June 30, 2012 or 2011.

Revenue

Revenue is recognized on the sale of a product when the product is shipped, which is when the risk of loss transfers to our customers, and collection of the sale is reasonably assured. Amounts billed to customers for freight and shipping are also classified as revenue. A product is not shipped without an order from the customer and the completion of credit acceptance procedures. As substantially all sales are cash or credit card sales we did not maintain a reserve for bad debt as of June 30, 2012, December 31, 2011 or December 31, 2010.

Cost of Goods Sold

Cost of goods sold consists of the purchase price of consumer products and inbound shipping charges. Shipping charges to receive products from our suppliers are included in inventory cost, and recognized as “cost of goods sold” upon the sale of products to our customers. Payment processing and related transaction costs are classified in “general and administrative expenses” on our statements of operations.

Sales Returns

We allow customers to return defective products when they meet certain established criteria as outlined in our sales terms and conditions. It is our practice to regularly review and revise, when deemed necessary, our estimates of sales returns, which are based primarily on actual historical return rates. We record estimated sales returns as reductions to sales, cost of sales, and accounts receivable and an increase to inventory. Returned products which are recorded as inventory are valued based upon the amount we expect to realize upon its subsequent disposition. As of June 30, 2012, December 31, 2011 and December 31, 2010, there was no reserve for sales returns, which are minimal based upon our historical experience.

Warranty Costs

Estimated future warranty obligations related to certain products are provided by charges to operations in the period in which the related revenue is recognized. Estimates are based, in part, on historical experience. As of June 30, 2012, December 31, 2011 and December 31, 2010, there was no warranty reserve.

Advertising Costs

Advertising costs are expensed as incurred and are included in general and administrative expenses in the amount of $109,568 and $61,770, for the years ended December 31, 2011 and 2010, respectively. Additionally, the Company incurred $36,076 and $38,335 of advertising expenses for the six months ended June 30, 2012 and 2011.

Income Taxes

The Company records income taxes in accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes.” The standard requires, among other provisions, an asset and liability approach to recognize deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities. Valuation allowances are provided if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Fair Value of Financial Instruments

On July 1, 2008, the Company adopted Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures ("Topic 820"). Topic 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

- Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

-        Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

- Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The fair value of the Company's accrued liabilities and accounts payable approximate their carrying values because of the short-term nature of these items.

Management believes it is not practical to estimate the fair value of advances to stockholder because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Concentration of Suppliers

A significant portion of the Company’s purchases are made from three main vendors. If any of these vendors were to experience delays, capacity constraints or quality control problems, product shipments to the Company's customers could be delayed, or the Company's customers could consequently elect to cancel the underlying product purchase order, which would negatively impact the Company's revenue. For the year ended December 31, 2011 and 2010, the Company purchased 78% and 82% of its inventory from these three suppliers, respectively. For the six months ended June 30, 2012 and 2011, the Company purchased 86% and 82% of its inventory from these three suppliers, respectively. As of June 30, 2012, December 31, 2011 and 2010, the Company owed these vendors in a total amount of $117,458, $126,156 and $93,948, respectively.

Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”. ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting. The ASU is effective for interim and annual periods beginning after December 15, 2011. We will adopt the ASU as required. The ASU will affect our fair value disclosures, but will not affect our results of operations, financial condition or liquidity.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”. The ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity, and instead requires consecutive presentation of the statement of net income and other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements. ASU No. 2011-5 is effective for interim and annual periods beginning after December 15, 2011. We will adopt the ASU as required. It will have no affect on our results of operations, financial condition or liquidity.

In September 2011, the FASB issued ASU 2011-08, “Testing Goodwill for Impairment”, an update to existing guidance on the assessment of goodwill impairment. This update simplifies the assessment of goodwill for impairment by allowing companies to consider qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount before performing the two step impairment review process. It also amends the examples of events or circumstances that would be considered in a goodwill impairment evaluation. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. We are currently evaluating the affects adoption of ASU 2011-08 may have on our goodwill impairment testing.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

NOTE 3 – INVENTORIES

Inventories are comprised of the following as of:

	(unaudited)
	June 30,	December 31,	December 31,
	2012	2011	2010
Finished goods	$99,667	$166,344	$195,653

	$99,667	$166,344	$195,653

NOTE 4 – ACCRUED LIABILITIES - RELATED PARTY

From time to time the Company’s owners have advanced various amounts to the Company. Those amounts are unsecured, non-interest bearing and due on demand. As of June 30, 2012, the owners have not made a demand for payment. Subsequent to June 30, 2012, these advances were settled between the Owners and the Company (see Note 7 - Subsequent Events).

NOTE 5 – COMMON STOCK

Greners.com, Inc. (the “Company” or “Greners”) was originally formed as a Greners.com, LLC a California limited liability corporation on February 4, 2009 and filed an Articles of Conversion in Nevada on December 13, 2010 to change from a California LLC to a Nevada corporation. the Company maintains an equity account for each member.

NOTE 6 – INCOME TAXES

Deferred taxes represent the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. Temporary differences result primarily from the recording of tax benefits of net operating loss carry forwards.

As of June 30, 2012, the Company has an insufficient history to support the likelihood of ultimate realization of the benefit associated with the deferred tax asset. Accordingly, a valuation allowance has been established for the full amount of the net deferred tax asset.

The Company’s effective income tax rate differs from the amount computed by applying the federal statutory income tax rate to loss before income taxes as follows:

	December 31,	December 31,	June 30,	June 30,
	2011	2010	2012	2011

Income tax benefit at the federal statutory rate	-34%	-34%	-34%	-34%
State income tax benefit, net of federal tax benefit	-6%	-6%	-6%	-6%
Change in valuation allowance for deferred tax assets	40%	40%	40%	40%
Total	0%	0%	0%	0%

	June 30,	December 31,	December 31,
	2012	2011	2010
Net operating loss carryforwards	$85,700	$62,150	$4,000
Less valuation allowance	(85,700)	(62,150)	(4,000)
Net deferred tax asset	$—	$—	$—

Net operating loss carryforwards
Accumulated deficit	(214,254)	(155,376)	(10,021)
Effective tax rate	40%	40%	40%
	$85,700	$62,150	$4,000

As of June 30, 2012, December 31, 2011, and December 31, 2010, the Company had federal and California income tax net operating loss carryforwards of approximately $214,254, $155,376 and $10,021, respectively.

Section 382 of the Internal Revenue Code can limit the amount of net operating losses which may be utilized if certain changes to a company’s ownership occur. The Company is in the process of evaluating whether such changes in ownership occurred, and its effect on the utilization of its loss carryforwards.

The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of June 30, 2012, December 31, 2011 and December 31, 2010.

NOTE 7 – SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 31, 2012, the date the financial statements were available to be issued, and identified no events or transactions that required recognition or disclosure.

Asset Purchase Agreement

On July 23, 2012, GrowLife completed the purchase of substantially all of the assets of Greners, related to the online retail business currently operated by Greners, pursuant to the terms of an Asset Purchase Agreement. The Assets included equipment, finished goods, materials and supplies, contract rights, trademarks, domain names and implemented and operational components of software. In addition, the GrowLife assumed certain of Greners’ liabilities which included Greners’ liabilities and obligations under its contracts and all express and implied warranties related to any materials supplied by Greners prior to the closing date.

In consideration for the Assets, the GrowLife agreed to pay to Greners an aggregate of $450,000. Of the purchase price, $250,000 was paid in cash on the closing date and the remaining portion of the purchase price was paid in the form of a Note issued by the Growlife to Greners in the original principal amount of $200,000.

Secured Promissory Note and Security Agreement

In accordance with the Asset Purchase Agreement, on July 23, 2012, the GrowLife issued the Note to Greners. The original principal amount of the Note is $200,000 and pays 7% interest per annum. The Note is payable in installments of principal and interest in the amount of $52,206.47 on each of October 23, 2012, January 23, 2013, April 23, 2013 and July 23, 2013. The remaining outstanding principal balance and unpaid accrued interest is due and payable on July 23, 2013. If there is an uncured event of default, Greners may declare the entire principal and accrued interest amount immediately due and payable. Interest shall accrue on any principal amount past due at the rate equal to the lower of 10% per annum and the maximum amount allowed by law.

On July 23, 2012, GrowLife also entered into a Security Agreement with Greners, pursuant to which, all of the GrowLife’s obligations under the Note were secured by first priority security interests in all of the GrowLife’s assets, including intellectual property. Upon an event of default under the Note or the Security Agreement, Greners may be entitled to foreclose on any of such assets or exercise other rights available to a secured creditor under California law.